                                  EXHIBIT 21

                             List of Subsidiaries
                             --------------------

                                                  State or Other Jurisdiction
           Name of Subsidiary                   of Incorporation or Organization
           ------------------                   --------------------------------

    Broadcast, Inc.                                        Delaware

    Gyyr Incorporated                                      California

    Iteris, Inc.,
    formerly known as Odetics ITS, Inc.
    (93% subsidiary of                                     Delaware

    Mariner Networks, Inc.                                 Delaware

    Meyer, Mohaddes Associates, Inc.
    (100% owned subsidiary of Iteris, Inc.)                California

    Odetics Europe Limited                              England and Wales

    Odetics Asia Pacific Pte. Ltd                          Singapore

    Zyfer, Inc.                                            Delaware